UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                     April 10, 2015

HOMELAND RESOURCES LTD.
(Exact name of registrant as specified in its charter)

NEVADA	000-55282	26-0841675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3395 S. Jones Boulevard, #169 Las Vegas, Nevada		89146
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(877) 503-4299

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Grant of Options to Executive Officers under the 2014 Stock Option Plan

Effective April 10, 2015, Homeland Resources Ltd. (the “Company”) granted to Paul D. Maniscalco, Chief Financial Officer of the Company, incentive stock options to acquire 500,000 shares of the Company’s common stock under the Company’s 2014 Stock Option Plan (the “2014 Plan”).  The options granted are exercisable immediately at a price of $0.10 per share, and expire two (2) years after the grant date.  The 2014 Plan was previously disclosed and included as an exhibit in the Company’s Annual Report on Form 10-K for the year ended July 31, 2014 filed with the SEC on November 12, 2014.

Grant of Options to Executive Officers under the 2015 Stock Option Plan

Also effective April 10, 2015, the Company granted incentive options to acquire an aggregate of 2,100,000 shares of the Company’s common stock under the Company’s 2015 Stock Option Plan (the “2015 Plan”).  1,050,000 options were each granted to Thomas Campbell, Chief Executive Officer and President of the Company, and David St. James, Treasurer and Secretary of the Company.  The options granted are exercisable immediately at a price of $0.10 per share, and expire three (3) years after the grant date.  The 2015 Plan is described under Item 8 – Other Events below and is included as an exhibit to this Current Report on Form 8-K.

In addition to the options granted to the Company's executive officers, the Company granted options to acquire an additional 1,000,000 shares of the Company’s common stock under the 2014 Plan and an additional 1,400,000 shares of the Company’s common stock under the 2015 Plan to various consultants of the Company.  See Item 8 – Other Events, below.

The form of stock option agreement is attached as an exhibit to this Current Report on Form 8-K.

SECTION 8 – OTHER EVENTS

ITEM 8.01	OTHER EVENTS.

Adoption of 2015 Stock Option Plan

Effective April 10, 2015, the Board of Directors of the Company adopted the 2015 Stock Option Plan (the “2015 Plan"). The 2015 Plan allows us to grant certain options to our directors, officers, employees, and eligible consultants. The purpose of the 2015 Plan is to enhance our long-term stockholder value by offering opportunities to our directors, officers, employees, and eligible consultants to acquire and maintain stock ownership in us in order to give these persons the opportunity to participate in our growth and success, and to encourage them to remain in our service.

The 2015 Plan allows us to grant options to our officers, directors, and employees.  In addition, we may grant options to individuals who act as our consultants, so long as those consultants do not provide services connected to the offer or sale of our securities in capital raising transactions and do not directly or indirectly promote or maintain a market for our securities.

A total of 5,000,000 shares of our common stock are available for issuance under the 2015 Plan. We may increase the maximum aggregate number of shares that may be optioned and sold under the 2015 Plan provided the maximum aggregate number of shares that may be optioned and sold under the 2015 Plan shall at no time be greater than 15% of the total number of shares of common stock outstanding, less any options still outstanding under any previous stock option plans.

The 2015 Plan provides for the grant of incentive stock options and non-qualified stock options. Incentive stock options granted under the 2015 Plan are those intended to qualify as “incentive stock options” as defined under Section 422 of the Internal Revenue Code. However, in order to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code, the 2015 Plan must be approved by our stockholders within 12 months of its adoption. The 2015 Plan has not been approved by our stockholders. Non-qualified stock options granted under the 2015 Plan are option grants that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code.

Options granted under the 2015 Plan are non-transferable, other than by will or the laws of descent and distribution.

The 2015 Plan terminates on April 10, 2025, unless sooner terminated by action of our Board of Directors.  No option is exercisable by any person after such expiration. If an award expires, terminates or is canceled, the shares of our common stock not purchased thereunder shall again be available for issuance under the 2015 Plan.

Grant of Options Pursuant to 2014 Plan and 2015 Plan

On April 10, 2015, the Company granted incentive stock options and non-qualified stock options to acquire an aggregate of 1,500,000 shares of the Company’s common stock under the Company’s 2014 Plan to various officers and consultants of the Company.  Each option was granted for a two-year term with an exercise price of $0.10 per share.  Of the 1,500,000 options granted, 500,000 were issued to an executive officer and the remaining 1,000,000 were issued to certain consultants of the Company.

Also on April 10, 2015, the Company granted incentive stock options and non-qualified stock options to acquire an aggregate of 3,500,000 shares of the Company’s common stock under the Company’s 2015 Plan to various directors, officers and consultants of the Company.  Each option was granted for a three-year term with an exercise price of $0.10 per share.  Of the 3,500,000 options granted, 2,100,000 were issued to directors and executive officers and the remaining 1,400,000 were issued to certain consultants of the Company.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits

Exhibit Number	Description of Exhibits
10.1	2015 Stock Option Plan
10.2	Form of Option Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND RESOURCES LTD.
Date: April 13, 2015
	By:	/s/ David St. James
David St. James,
Secretary and Treasurer